SCHEDULE 14C
                                 (RULE 14c-101)

                  INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION

                 INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

CHECK THE APPROPRIATE BOX:

[ ] PRELIMINARY INFORMATION STATEMENT          [ ] CONFIDENTIAL, FOR USE OF THE
                                                   COMMISSION ONLY (AS PERMITTED
[X] DEFINITIVE INFORMATION STATEMENT               BY RULE 14C-5(D)(2))

                            VIASTAR MEDIA CORPORATION
________________________________________________________________________________
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
          ______________________________________________________________________

     (2)  Aggregate number of securities to which transaction applies:
          ______________________________________________________________________

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
          ______________________________________________________________________

     (4) Proposed maximum aggregate value of transaction:
         _______________________________________________________________________

     (5) Total fee paid:
         _______________________________________________________________________

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
         _______________________________________________________________________

     (2) Form, Schedule or Registration Statement No.:
         _______________________________________________________________________

     (3) Filing Party:
         _______________________________________________________________________

     (4) Date Filed:
         _______________________________________________________________________

                            VIASTAR MEDIA CORPORTION
                       2451 W. Birchwood Avenue, Suite 105
                                 Mesa, AZ 85202

                              INFORMATION STATEMENT
                                December 7, 2004
                                  INTRODUCTION

Viastar Media Corporation, a Nevada corporation ("Company"), has obtained written consent from the majority of the stockholders as of December 4, 2004, approving (i) an amendment to the Company's Articles of Incorporation changing the name of the Company to "PoP3 Media Corp." (the "Name Change"), (ii) an amendment to the Company's Articles of Incorporation increasing the authorized number of shares of common stock to 500,000,000 (`Share Increase") and (iii) a resolution permitting the Board of Directors (the "Board") to implement a reverse stock split in any ratio the Board deems in the best interest of the Company and its shareholders at any time in the future (the "Split Resolution"). The Name Change, Share Increase and Split Resolution are sometimes referred to herein collectively as the "Actions." Details of the Actions and other important information are set forth in the accompanying information Statement. The Board of Directors of the Company unanimously approved the Actions on December 3, 2004. Under Section 78.320 of the corporate law of the State of Nevada, action by stockholders may be taken without a meeting, without prior notice, by written consent of the holders of outstanding stock having at least a majority of the voting power that would be necessary to authorize the action at a meeting. No other vote or stockholder action is required. You are hereby being provided with notice of the approval of the Actions by less than unanimous written consent of the stockholders of the Company.

                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement is first being sent to shareholders on or about December 10, 2004.


                            SHAREHOLDER ACTION TAKEN

As authorized by the necessary approvals of the holders of not less than a majority of our outstanding voting stock ("Consenting Shareholders"), we have approved the Actions.

The written consent of the Consenting Shareholders approving the Actions (the "Shareholder Action") was executed on December 4, 2004 and delivered to the Company on December 4, 2004, ("Consent Date"). This Information Statement is being provided to all shareholders of record who were entitled to give an authorization or a written consent in regard to the Shareholder Action on December 4, 2004 (the "Record Date").

Under Nevada law, the Shareholder Action described in this Information Statement will not entitle the Company's shareholders with the opportunity to dissent from the actions described herein and to receive an agreed or judicially appraised value for their shares.

                    OUTSTANDING SECURITIES AND VOTING RIGHTS

Outstanding Securities

As of the Record Date, the Company had issued and outstanding 62,660,503 shares of common stock. All holders of common stock have one vote per share of common stock. As of the Record Date, there were also issued and outstanding 1,854,100 shares of Company Series A convertible preferred stock ("Series A Preferred Stock") Unless as otherwise provided by law, all holders of the Company's issued and outstanding preferred stock vote with holders of common stock as one class on matters presented to the Company's shareholders for a vote. Holders of Series A Preferred Stock have 100 votes per share of Series A Preferred Stock they hold. The Company's issued and outstanding shares of common stock and Series A Preferred Stock are hereinafter referred to collectively as the "Voting Stock."

Therefore, all holders of shares of the Company's Voting Stock are entitled to receive this Information Statement. The Consenting Shareholders who consented in writing to the Shareholder Action held at least a majority of the Voting Stock.

Voting Rights and Action by Written Consent

The Company is incorporated under the laws of the State of Nevada. Under Nevada law, any action that may be taken at a shareholders' meeting may be taken by written consent of the requisite number of shareholders required to take such action. The approval of the Actions require the written consent of the holders of a majority of the Company's outstanding voting stock. The requisite number of written consents to take the Shareholder Actions were executed on December 4, 2004 and delivered to the Company by the Consenting Shareholders on December 4, 2004.

                  SUMMARY OF THE REASONS FOR SHAREHOLDER ACTION

Name Change

The Consenting Shareholders concluded that the Company needed to amend its Articles of Incorporation to change the Company's name to "PoP3 Media Corp." to more accurately reflect the pop music image the Company is currently promoting in the marketplace.

Share Increase

The Consenting Shareholders concluded that the Company needed to amend its Articles of Incorporation to increase its authorized common stock to 500,000,000 shares to facilitate present and future financing transactions and provide us with flexibility in negotiating potential acquisitions using our common stock as currency.

Split Resolution

The Consenting Shareholders concluded that the Board of Directors needed the flexibility and authority to structure the Company's capital stock to facilitate a potential listing on a major national exchange.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

A significant portion of our capital stock is owned by the shareholders of Level X Media Corporation as a group in the form of Common Stock and Series A preferred stock. The following table sets forth information with respect to the ownership of the $0.001 par value, common stock and Series A preferred stock as of June 30, 2004 by:

* each person known to own beneficially more than 5% of the common stock and Series A preferred stock,

*    each of our directors,

* each of the executive officers named in the summary compensation table above, and

*    all of our executive officers and directors as a group.

The Series A preferred stock and Common Stock vote together as a single class. Notwithstanding the beneficial ownership of Series A preferred stock and Common Stock presented below, the stockholders' agreement with Level X governs the stockholders' exercise of their voting rights with respect to election of directors and certain other material events. The parties to the stockholders' agreement have agreed to vote their shares to elect the board of directors as set forth therein.

The amounts and percentages of shares beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person's ownership percentage, but not for purposes of computing any other person's percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

Except as otherwise indicated in these footnotes, each of the beneficial owners listed has, to our knowledge, sole voting and investment power with respect to the indicated shares of common stock. The amounts set forth below do not include common stock to be issued under yet to be determined agreements. The total number of shares on a fully diluted basis is 99,742,503.


--------------------------------------------------------------------------------

                                                  Number of shares
                                                  of Common Stock       Percent
Name of beneficial owner                          beneficially owned    of class

--------------------------------------------------------------------------------

John Aquilino                                     1,000,000 (Common)      1.91 %

Richard Brooks, Esq.                              7,506,000 (Common)     14.31 %

Kenneth Yonika (2)                                7,200,815 (Common)     13.73 %

Douglas Levine                                    7,500,000 (Common)     14.30 %


All directors and executive officers as a group   23,206,815             44.25 %

--------------------------------------------------------------------------------

                                                  Number of shares
                                                    of Series A
                                                  Preferred Stock       Percent
Name of beneficial owner                         beneficially owned     of class

--------------------------------------------------------------------------------

John Aquilino (1)                                  1,854,100               100 %

All directors and executive officers as a group    1,854,100               100 %


(1) Mr. Aquilino owns 1,854,100 preferred shares which have voting rights of 100 votes for each share held. All 1,854,100 preferred shares are convertible into common shares at a ratio of 20 common shares for one preferred share. In the event Mr. Aquilino converted all 1,854,100 preferred shares he would receive 37,082,000 common shares which would give him an approximate beneficial ownership of 41.4 % of all outstanding common shares. Mr. Aquilino has a non-dilution agreement with the Company expiring on April 30, 2008 entitling him to hold 52% of all outstanding common shares of the Company. On May 31, 2004, Mr. Aquilino converted 50,000 shares of his Series A Preferred Stock into 1,000,000 shares of restricted common stock.

(2) Mr. Yonika gift transferred approximately 6 million of the total 7,200,815 common shares to various entities or individuals in which the shares are beneficially attributed to him.

                        DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information with respect to our officers and directors as of June 30, 2004.

  Name                Age    Position
-------------------- ---- ------------------------------------------------------
John Aquilino        38   President, Chief Executive Officer, Chairman of the
                          Board and Director

Kenneth Yonika       41   Former Chief Financial Officer, Treasurer, Director

Richard Brooks       46   Former Exec. Vice President, General Counsel,
                          Secretary, Director

William A. Grazier   39   Chief Information Officer

Richard Spector      40   Chief Operating Officer

Sam Messina          25   Interim Chief Financial Officer

John D. Aquilino - President, Chief Executive Officer, Chairman of the Board and Director

Mr. Aquilino brings twenty years of direct music industry experience that includes performance, production, engineering, and technology development. Mr. Aquilino has been a featured speaker, lecturer, and key round-table member at music industry functions around the world with regard to digital content security and standards in recording quality. He is considered one of the leading authorities on CD audio copy protection, and is a popular guest on business and technology television & cable news shows and online industry-related functions.

Prior to his departure in 2001, Mr. Aquilino was a founding partner of SunnComm, Inc. a publicly traded technology company (OTC: SUNX) - one of the top developers of digital security technologies - and served as Chairman and Chief Technology Officer where he designed, developed, and deployed the company's key digital security products. Prior to SunnComm Inc., Mr. Aquilino enjoyed a variety of positions within the music industry including Artists Production and Development for Capitol Records, EMI Records, and Atlantic Records. Mr. Aquilino's affiliations include: Capitol Records, EMI International, Universal Music Group, Universal Music Publishing AOL/Time Warner, BMG, Sonopress, SunnComm Inc., Microsoft, Macrovision Corporation, America West Airlines, Litton Electron Devices ST Micro, DCA, and Eclipse Data Technologies. He has worked directly with name Artists who include: Frank Sinatra, Gladys Knight, Stevie Wonder, Billy Squire, and Quiet Riot. In addition, Mr. Aquilino was a founding member of Capitol Recording Artists "Icon", a group that enjoyed a 10-year career, where he wrote, recorded, and toured the world.

William A. Grazier-Chief Information Officer

Mr. Grazier brings over sixteen years of complex systems engineering and project management experience to the Viastar team. For over ten years, Mr. Grazier has served in executive level positions where he managed engineering and technical teams in large-scale system design and implementation projects. Mr. Grazier most recently served as VP of Operations for SunnComm, Inc. (OTC: STEH) where he played an instrumental role in the development and implementation of the company's digital security and content enhancement products. Prior to joining SunnComm, Mr. Grazier served as Director of Technology for Racklogic Technologies, Inc., a global leader in the design and manufacture of ultra-high-performance and ultra-high-density server solutions for audio/video streaming, massively parallel super-computing and enterprise data-center environments. As Director of Technology, Mr. Grazier guided the company and its many customers in the design, planning, implementation and relocation of their diverse technology and infrastructure resources. Prior to Racklogic, Mr. Grazier served as Chief Information Officer for GFI Group, Inc., a Wall Street Inter-Dealer Brokerage firm with offices spanning four continents and numerous equity, fixed income, derivative and exotic financial markets. At GFI, Mr. Grazier was directly responsible for the design, development and implementation of mission-critical financial transaction software and data communications systems, which served as the trading backbone for the company. Prior to joining GFI, Mr. Grazier served for six years as System Design Engineer for Fellenzer Engineering where he gained extensive experience in the design, costing, scheduling and coordination of large-scale control and construction engineering projects. Mr. Grazier received his Bachelor of Science in Electrical Engineering from the University of Rochester in 1988.

Richard Spector - Chief Operating Officer

Mr. Spector has recently joined the Viastar team and brings a diverse skill-set gained from fifteen years in the music and entertainment related fields. Mr. Spector has numerous recording and engineering credits, worked extensively with several artist management firms, and spent several years as a tour manager and production assistant. Mr. Spector spent several years at Evening Star
Productions (now a division of Clear Channel Entertainment, Inc.) where he oversaw and coordinated promotion and marketing for three western states. After leaving Evening Star Productions, Mr. Spector attended law school and later built a diverse business law and litigation practice in Scottsdale, Arizona. Mr. Spector's clientele included numerous Fortune 500 companies, where he served as an advisor to senior management regarding business risk, strategic initiatives, and litigation goals and expectations. Mr. Spector is a member of the State Bar of Arizona and a member of the American Bar Association's Forum on the Entertainment and Sports Industries. Mr. Spector received his Bachelor of Arts in History and Political Science with honors from the State University of New York at Albany, and graduated cum laude from Seattle University School of Law in 1996.

Sam Messina - Interim Chief Financial Officer

Mr. Messina joined Viastar team in July 2004 as the company Controller. He was recently promoted to Interim C.F.O after the departure of former C.F.O., Mr. Kenneth Yonika. Prior to joining the ViaStar team, Mr. Messina was an Assistant C.F.O. with Candice Company, Inc., a residential construction and property management firm located in Riverside, Illinois. While at Candice Company, Mr. Messina oversaw all aspects of the accounting department and assisted in the day to day operations of the privately held firm.

Mr. Messina graduated cum laude from Loyola University Chicago in 2001 with a degree in Finance.

                             EXECUTIVE COMPENSATION

The following table sets forth compensation information for services rendered to us by our executive officers and directors in all capacities during the fiscal year ending June 30, 2004 and the past two fiscal years. Other than as set forth below, no executive officer's salary and bonus exceeded $100,000 in any of the applicable years or period ended. The following information includes the dollar value of base salaries, draws, bonus awards, and the number of stock options or warrants granted and other compensation whether paid or deferred. Reimbursement of out-of-pocket expenses is not included.



                           SUMMARY COMPENSATION TABLE



                                                                                         Long Term
                                                          Annual Compensation           Comp. Awards
                                                          -------------------                 ------
                    (a)                        (b)          (c)         (d)        (e)           (g)           (i)
                                                                                         Securities
                                                                                         Underying
                                                            ($)  ($)         ($)        Options and      All Other
Name and Principal Position          Year   Ending       Salary       Bonus      Other  Warrants (#)       ($) (1)
---------------------------          -------------       ------       -----      -----  -------------      -------
John D. Aquilino, President and          6/30/2004     $225,000           -          -             -             -
Chief Executive Officer (2)

Kenneth Yonika, Former Chief
Financial Officer (1) (4)                6/30/2004      $75,000           -          -             -             -

Richard Brooks, Former General
Counsel (1) (3)                          6/30/2004     $110,000           -          -             -             -

(1) The Company reimburses its officers for expenses paid for on the behalf of the Company submitted with the proper documentation and form in compliance with IRS guidelines. The Company has reimbursed Mr. Yonika approximately $9,400 and Mr. Brooks approximately $4,600 each during the year ending June 30, 2004.

(2) The Company accrues officer's salary (prior to June 30, 2004) at an annual rate of $225,000 per year. Mr. John Aquilino is in the middle of a five-year employment contract signed on February 1, 2003 which calls for an annual increase in salary every February. Mr. Aquilino received approximately $36,000 in cash compensation for the current fiscal year.

(3) The Company accrues officer's salary (prior to June 30, 2004) at an annual rate of $110,000 per year, Mr. Richard Brooks was terminated on June 30, 2004.

(4) The Company accrues officer's salary (prior to June 30, 2004) at an annual rate of $75,000 per year for Mr. Yonika. Mr. Yonika was employed under at-will agreements with the Company. Mr. Yonika voluntarily resigned his position as Chief Financial Officer on Friday, September 3, 2004.


Option and Warrant Grants and Exercises

The following table sets forth the options and warrants granted to the persons named in the Summary Compensation Table during the fiscal year ending June 30, 2004:

                 WARRANT AND OPTION GRANTS IN TRANSITION PERIOD

                       JUNE 30, 2003 THROUGH JUNE 30, 2004


              (a)                                            (b)             (c)           (d)           (e)
                                                          Number of
                                                         Securities       % Of Total
                                                         Underlying       Granted to
                                                          Warrants/       Employees
                                                           Options        In Fiscal      Exercise     Expiration
Name and Job Title                                         Granted        Year (1)        Price        Date (2)
-------------------                                     ------------     ------------  ------------   ------------
John D. Aquilino, President and Chief  Executive
Officer                                                       -              -%             $   -         -

Kenith J Yonika,  Former Chief Financial Officer
Richard L. Brooks, Fomer General Counsel                      -              -%             $   -         -

(1) There were no option grants during the period ending June 30, 2004 or subsequent to year-end. On January 7, 2004, the Company its First Amended 2003 Employees/Consultants Common Stock Compensation Plan whereby the Company is authorized issue 8,000,000 common shares par value .001 for consideration of services rendered and/or to be rendered and payments made under the 2003 Employees/Consultants Common Stock Compensation Plan.

No Executive Officer of the Company exercised any options or warrants during the fiscal year ended June 30, 2004. The following table sets forth information concerning the value of all exercisable and unexercisable options and warrants held by those persons listed in the Summary Compensation Table as of June 30, 2004.


                       FISCAL YEAR-END OPTION AND WARRANTS
                               AS OF JUNE 30, 2004


                                                         Number of Securities          Value of Unexercised
                                                        Underlying Unexercised       In-the-Money Warrants and
                                                       Warrants and Options (#)           Options ($) (1)
                                                       ------------------------           ---------------
Name and Job Title                                   Exercisable   Unexercisable    Exercisable   Unexercisable
------------------------------------------------    -----------------------------  -----------------------------
John D. Aquilino, President and Chief Executive
Office                                                                                                  -

Kennith J. Yonika, former Chief Financial Officer                                                       -

Richard L. Brooks, former General Counsel                                                               -



(1) There were no options being held by any Named Executive Officer.


Compensation of Directors

We expect that each of our directors who are not an employee of the Company will receive annual compensation in the form of cash fees to be determined by disinterested members of the Board of Directors.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own more then 10% of the common stock of the Company to file with the SEC reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Based on its review of the reports that it has received, the Company believes that the reports due have been timely filed.

                                CHANGE OF CONTROL

On July 18, 2003, Viastar Holdings, Inc., a Nevada corporation ("Viastar, we or the Company") and Level X Media Corporation, a Nevada corporation ("LEVEL X") entered into an Agreement and Plan of Merger (the "Merger Agreement"). The Merger Agreement was filed with the Nevada Secretary of State on July 24, 2003. The First Merger Agreement was amended on August 1, 2003 (the "Amendment") and subsequently filed The Second Amended Articles of Merger entered into January 5, 2004 (the "Amended Articles of Merger"):

Pursuant to the Merger Agreement, as amended January 5, 2004 we issued 15,168,000 shares of our common stock and 1,094,000 shares of Series A Preferred voting stock as defined above, in the aggregate, to shareholders of LEVELX, in exchange for all the outstanding common stock of LEVEL X, consisting of 10,650,000 shares. Effective on or about July 18, 2003 Viastar and LEVEL X merged and Viastar was the "Surviving Company" and LEVEL X was the "Disappearing Company" in accordance with the Merger Agreement, as amended.

Pursuant to the Merger Agreement, as amended, we acquired ownership of all the issued and outstanding capital shares of LEVEL X, and as a result LEVEL X became the "Disappearing Company".

The 15,168,000 shares of common stock and 1,094,000 Series A preferred stock were issued to the former owners of LEVEL X. These securities were not registered under the Securities Act of 1933, as amended (the "Act"), but were issued in reliance upon the exemption from registration provided by Section 4(2) of the Act, on the basis that the transaction did not involve a public offering. All certificates evidencing the shares we issued bear a customary form of investment legend and may not be sold, pledged, hypothecated or otherwise transferred unless first registered under the Act or pursuant to an available exemption from such registration requirements.




                                        By Order of the Board of Directors

                                        /s/ John D. Aquilino
                                        ----------------------------------------
                                        John D. Aquilino, CEO and President

                                         Dated: December 4, 2004.